Amended and Restated

BY-LAWS

Of

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

Amended and Restated on

December 17, 2020

TABLE OF CONTENTS
Contents

1. STOCKHOLDERS.	1
1.1 Place of Stockholders’ Meetings.	1
1.2 Day and Time of Annual Meetings of Stockholders.	1
1.3 Purposes of Annual Meetings.	1
1.4 Special Meetings of Stockholders.	6
1.5 Notice of Meetings of Stockholders.	6
1.6 Quorum; Adjournment; Postponement; and Cancellation	6
1.7 Chair and Secretary of Meeting; Conduct of Meeting.	7
1.8 Voting by Stockholders.	7
1.9 Proxies.	8
1.10 Inspectors.	8
1.11 List of Stockholders.	8
1.12 Confidential Voting.	9
1.13 Action by Written Consent.	9
2. DIRECTORS.	9
2.1 Powers of Directors.	9
2.2 Powers and Duties of the Chair.	9
2.3 Number and Terms of Office of Directors.	9
2.4 Method of Election of Directors.	10
2.5 Vacancies on Board.	21
2.6 Meetings of the Board.	21
2.7 Quorum and Action.	22
2.8 Presiding Officer and Secretary of Meeting.	22
2.9 Action by Consent without Meeting.	22
2.10 Standing Committees.	22
2.11 Other Committees.	23
2.12 Compensation of Directors.	23
3. OFFICERS.	24
3.1 Officers, Titles, Elections, Terms.	24
3.2 General Powers of Officers.	25
3.3 Powers and Duties of the Chief Executive Officer.	25
3.4 Powers and Duties of the President.	25
3.5 Powers and Duties of Vice Presidents.	25
3.6 Powers and Duties of the Chief Financial Officer.	25
3.7 Powers and Duties of the Controller and Assistant Controllers.	25
3.8 Powers and Duties of the Treasurer and Assistant Treasurers.	26
3.9 Powers and Duties of the Secretary and Assistant Secretaries.	26
4. INDEMNIFICATION.	27
i

4.1 Rights to Indemnification and Effect of Amendment.	27
4.2 Insurance, Contracts and Funding.	27
4.3 Indemnification; Not Exclusive Right.	27
4.4 Advancement of Expenses.	28
4.5 Indemnification Procedures; Presumptions and Effect of Certain Proceedings; Remedies.	28
4.6 Indemnification of Employees and Agents.	31
4.7 Severability.	32
5. CAPITAL STOCK.	32
5.1 Stock Certificates.	32
5.2 Record Ownership.	33
5.3 Transfer of Record Ownership.	33
5.4 Lost, Stolen, or Destroyed Certificates.	33
5.5 Transfer Agent; Registrar; Rules Respecting Certificates.	33
5.6 Fixing Record Date for Determination of Stockholders of Record.	33
6. SECURITIES HELD BY THE CORPORATION.	34
6.1 Voting.	34
6.2 General Authorization to Transfer Securities Held by the Corporation.	34
7. DEPOSITARIES AND SIGNATORIES.	34
7.1 Depositaries.	34
7.2 Signatories.	35
8. SEAL.	35
9. FISCAL YEAR.	35
10. TIMING OF, WAIVER OF AND DISPENSING WITH NOTICE.	35
11. AMENDMENT OF BY-LAWS.	36
12. OFFICES AND AGENT.	36
13. FORUM FOR ADJUDICATION OF DISPUTES.	36
13.1 Forum.	36
13.2 Personal Jurisdiction.	36
13.3 Enforceability.	37
14. EMERGENCY BY-LAWS.	37
14.1 Emergency By-laws.	37
14.2 Meetings.	37
14.3 Quorum.	37
14.4 Amendments.	37
14.5 Contingency Plan.	38
14.6 Liability.	38
14.7 Repeal or Change.	38

ii

BY-LAWS

of

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

(a Delaware Corporation, the “Corporation”)

1.    STOCKHOLDERS.

a.Place of Stockholders’ Meetings.
All meetings of the stockholders of the Corporation shall be held at such place or places, within or outside the state of Delaware, or by means of remote communication, as may be fixed by the Corporation's Board of Directors (the “Board” and each member thereof a “Director”) from time to time or as shall be specified in the respective notices thereof.

b.Day and Time of Annual Meetings of Stockholders.
An annual meeting of stockholders shall be held at such date and hour as shall be determined by the Board and designated in the notice thereof.

c.Purposes of Annual Meetings.

(a)At each annual meeting, the stockholders shall elect the members of the Board for the succeeding year. At any such annual meeting, any business properly brought before the meeting may be transacted.

(b)     To be properly brought before an annual meeting, business (other than nominations of directors, which must be made in compliance with, and shall be exclusively governed by, Section 2.4 of these By-laws) must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) otherwise properly brought before the meeting by a stockholder, who is a stockholder of record at the time of giving of the notice provided for in this Section 1.3 through the time of the annual meeting, who shall be entitled to vote at such meeting, and who complies with the notice procedures set forth in this Section 1.3.

For any such business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of the preceding paragraph, the stockholder must have given written notice thereof, either by personal delivery or by United States mail, postage prepaid, to the Secretary not later than the close of business 90 days in advance of the anniversary date of the immediately preceding annual meeting (or, if the date of the annual meeting is more than 30 days before or 70 days after the anniversary date of the immediately preceding annual meeting, not later than the later of (i) the close of business 90 days prior to the date of such annual meeting, or (ii) if the first public announcement of the date of such advanced or delayed annual meeting is less than 100 days prior to the date of such annual meeting, ten (10) days after the first public announcement of the date of such annual meeting). In no event shall any adjournment, recess, rescheduling or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)    Any such notice shall set forth:

(i)as to each matter the stockholder proposes to bring before the annual meeting: (1) a reasonably brief description of the business to be brought before the meeting, the reasons for conducting such business at the meeting, and in the event that such business includes a proposal to amend the Certificate of Incorporation or By-laws of the Corporation, the language of the proposed amendment and (2) all other information relating to such proposed business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such proposed business pursuant to Section 14 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder;

(ii)    as to as to the stockholder of record giving notice and any Stockholder Associated Person: (1) the name and address of such stockholder, as they appear on the Corporation’s books and records, and of any Stockholder Associated Person; (2) the class and number of shares of the Corporation which are, directly or indirectly, owned beneficially or of record by such stockholder and any Stockholder Associated Person as of the date of such notice; (3) the name of each nominee holder for securities of the Corporation owned beneficially but not of record by such stockholder or any Stockholder Associated Person, and any pledge for any of such securities; (4) a description of any agreement, arrangement, or understanding, written or oral, (including, without limitation, any swap or other derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and securities lending or borrowing arrangement or similar rights with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of capital stock of the Corporation or with a value derived in whole or in part from the value of any class or series of capital stock of the Corporation) to which such stockholder or any Stockholder Associated Person is, directly or indirectly, a party as of the date of such notice (x) with respect to shares of stock of the Corporation or (y) the effect or intent of which is to mitigate loss to, manage the potential risk or benefit of share price changes (increases or decreases) for, or increase or decrease the voting power of such stockholder or beneficial owner or any of their affiliates with respect to securities of the Corporation or which may have payments based in whole or in part, directly or indirectly, on the value (or change in value) of any class or series of securities of the Corporation (any agreement, arrangement, or understanding of a type described in this clause (4), a “Covered Arrangement”) and any other information about such Covered Instrument that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the election of directors in a contested election, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, as if such Covered Instruments were treated the same as securities of the Corporation under such requirements; (5) a complete and accurate description of any agreement, arrangement or understanding, written or oral, (A) between or among such stockholder and any Stockholder Associated Person or (B) between or among such stockholder, any of the Stockholder Associated Persons and any other person or entity (including their names), in each case in connection with the proposal of such nomination or other business, including, without limitation (x) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or Stockholder Associated Person has the right to vote any shares of capital stock of the Corporation, (y) that the stockholder or any of the Stockholder Associated Persons may have reached with any stockholder of the Corporation (including the name of such stockholder) with respect to how such stockholder will vote its shares in the Corporation at any meeting of the Corporation’s stockholders or take other action in support of any such nomination or other business, or other action to be taken by such stockholder or any of the Stockholder Associated Persons and (z) any other agreements that would be required to be disclosed by such stockholder, any Stockholder Associated Person or any other person or entity pursuant to Item 5 or Item 6 of a Schedule 13D in connection with such nomination or other business that would be filed pursuant to Section 13 of the Exchange Act and the rules and regulations promulgated thereunder (regardless of whether the requirement to file a Schedule 13D is applicable to such stockholder, any proposed nominee, any Stockholder Associated Person or any other person or entity); (6) any rights to dividends on the shares of the capital stock of the Corporation owned beneficially by such stockholder or any Stockholder Associated Person; (7) any proportionate interest in shares of capital stock of the Corporation or Covered Instruments held, directly or indirectly, by a general or limited partnership or similar entity in which such stockholder or Stockholder Associated Person (A) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner or (B) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of a limited liability company or similar entity; (8) any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder or Stockholder Associated Person, in the Corporation or any affiliate thereof or in the proposed business (or proposed nomination in the case of a notice delivered pursuant to Section 2.4(a)), other than an interest arising from the ownership of securities of the Corporation where such person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series; (9) a complete and accurate description of any performance-related fees (other than an asset-based fee) to which such stockholder or any Stockholder Associated Person may be entitled as a result of any increase or decrease in the value of shares of the capital stock of the Corporation or any Covered Instruments; (10) the investment strategy or objective, if any, of such stockholder and any Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder or Stockholder Associated Person; (11) a complete and accurate description of any pending or, to such person’s knowledge, threatened, legal proceeding in which such stockholder or any Stockholder Associated Person is a party or participant involving the Corporation or any publicly-disclosed officer, affiliate or associate of the Corporation; and (12) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for such business or the election of directors in a contested election, or that is otherwise required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(iii)    a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business (or proposed nominee in the case of a notice delivered pursuant to Section 2.4(a)) and an acknowledgment that, if such stockholder (or a Qualified Representative of such stockholder) does not appear to present such business or proposed nominee at the meeting, the Corporation need not present such business or nomination for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation; and

(iv)    a representation whether the stockholder of record or any Stockholder Associated Person, intends (whether by itself or as part of a group) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or otherwise solicit proxies in support of such proposal.

(d)    A stockholder giving notice of any business pursuant to this Section 1.3 or a proposed nominee pursuant to Section 2.4(a) shall further update in writing any notice provided pursuant to this Section 1.3 or Section 2.4(a), respectively, if necessary, such that the information provided or required to be provided in such notice shall be true and correct (i) as of the record date for the meeting promptly (and, in any event, within five (5) business days) following the later of the record date or the date notice of the record date is first disclosed by public announcement, (ii) as of the date that is ten (10) business days prior to the meeting or any postponement, rescheduling, adjournment or recess thereof promptly after such date (and, in any event, no later than seven (7) business days prior to the date for the meeting, if practicable, or, if not practicable, on the first practicable date thereafter). If the stockholder fails to provide such written update within the foregoing time periods, the information as to which written update relates may be deemed to not have been provided pursuant to this Section 1.3 or Section 2.4(a), as applicable. For the avoidance of doubt, any information provided pursuant to this Section 1.3(d) shall not be deemed to cure any deficiencies in a notice previously delivered pursuant to this Section 1.3 or Section 2.4(a), as applicable, and shall not extend the time period for the delivery of notice thereunder.

(e)    If any information submitted pursuant to this Section 1.3 or Section 2.4(a) is inaccurate in any respect, such information shall be deemed not to have been provided in accordance with these By-laws. The stockholder giving notice shall notify the Secretary in writing at the principal executive offices of the Corporation of any inaccuracy or change in any such information within two (2) business days of becoming aware of such inaccuracy or change. Upon written request by the Secretary, the Board (or a duly authorized committee thereof), any such stockholder shall provide, within seven (7) business days of delivery of such request (or such other period as may be specified in such request), (i) written verification, reasonably satisfactory to the Board, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder and (ii) a written update of any information (including written confirmation by such stockholder that it continues to intend to bring such nomination or business before or meeting or by written consent) submitted by the stockholder as of an earlier date. If the stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 1.3 or Section 2.4(a), as applicable.

(f)    Notwithstanding anything in these By-laws to the contrary (i) no business (other than the nominations of directors, which must be made in compliance with, and shall be exclusively governed by, Section 2.4 of these By-laws) shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 1.3 and (ii) unless otherwise required by law, if a stockholder intending to bring business before an annual meeting in accordance with this Section 1.3 does not (1) timely provide the notifications contemplated by this Section 1.3, or (2) timely appear in person (or a Qualified Representative thereof does not timely appear in person) at the meeting to present the proposed business, notice of such business shall be disregarded, such business shall not be transacted and no vote shall be taken with respect to such proposed business, notwithstanding that proxies in respect of such business may have been received by the Corporation or any other person or entity. Except as otherwise provided by law, the Certificate of Incorporation, or these By-laws, the presiding officer of any annual meeting of stockholders shall have the power and duty to determine whether any business proposed to be brought before an annual meeting was proposed in accordance with the foregoing procedures (including whether the stockholder solicited or did not so solicit, as the case may be, proxies in support of such stockholder’s proposal in compliance with such stockholder’s representation as required by clause (iv) of Section 1.3(b)) and, if any business is not proposed in compliance with Section 1.3, to declare that such defective proposal shall be disregarded in accordance with the foregoing sentence. Notwithstanding the foregoing provisions of this Section 1.3, any stockholder intending to propose business at an annual meeting pursuant to this Section 1.3 shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these By-laws; provided, however, that any references in these By-laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to notice of proposed business under this Section 1.3.The requirements of Section 1.3 shall apply to any business to be brought before an annual meeting by a stockholder other than nominations of directors, which must be made in compliance with, and shall be exclusively governed by, Section 2.4 of these By-laws and other than matters properly brought under Rule 14a-8 of the Exchange Act (or any successor rule).

(f)    For purposes of these By-laws, (i) an “affiliate” and “associate” each have the respective meanings set forth in Rule 12b-2 under the Exchange Act (or any successor provision at law), (ii) “beneficial owner” or “beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act, (iii) “public announcement” shall mean disclosure in a press release of the Corporation reported by the Dow Jones News Service, Associated Press, or comparable news service or in a document publicly filed or furnished by the Corporation with or to the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(b) of the Exchange Act, (iv) a “Qualified Representative” of a stockholder means (1) a duly authorized officer, manager or partner of such stockholder or (2) a person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be produced at the meeting of stockholders, and (v) “Stockholder Associated Person” shall mean, with respect to any stockholder giving notice (1) any person who is a member of a “group” (as such term is used in Rule 13d‑5 under the Exchange Act (or any successor provision at law)) with or otherwise acting in concert with such stockholder giving notice, (2) any beneficial owner of shares of stock of the Corporation owned of record by such stockholder (other than a stockholder that is a depositary), (3) any affiliate or associate of such stockholder or any Stockholder Associated Person, (4) any participant (as defined in paragraphs

(a)(ii) (vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder or other Stockholder Associated Person in respect of any proposals or nominations, as applicable and (5) any proposed nominee.

d.Special Meetings of Stockholders.
Except as otherwise expressly required by applicable law, special meetings of the stockholders or of any class or series entitled to vote may be called for any purpose or purposes by the Chair or by a majority vote of the entire Board to be held at such place (within or outside the state of Delaware), date, and hour as shall be determined by the Board and designated in the notice thereof. Only such business as is specified in the notice of any special meeting of the stockholders (or any supplement thereto) shall come before such meeting.

e.Notice of Meetings of Stockholders.
Except as otherwise expressly required or permitted by applicable law, not less than ten (10) days nor more than 60 days before the date of every stockholders’ meeting, the Secretary shall cause to be delivered to each stockholder of record entitled to vote at such meeting written notice stating the place, day, and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as provided in Section 1.6(d) or as otherwise expressly required by applicable law, notice of any adjourned meeting of stockholders need not be given if the time, place and any means of remote communications are announced at the originally scheduled meeting and such adjourned meeting is held within 30 days of the originally scheduled meeting. Any notice, if mailed, shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the stockholder at the address for notices to such stockholder as it appears on the records of the Corporation. Any notice to a stockholder shall be effective if given by a form of electronic transmission in the manner and to the extent permitted by the Delaware General Corporation Laws (“DGCL”).

f.Quorum; Adjournment; Postponement; and Cancellation

(a)Unless otherwise expressly required by applicable law, at any meeting of the stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of votes thereat shall constitute a quorum for the entire meeting, notwithstanding the withdrawal of stockholders entitled to cast a sufficient number of votes in person or by proxy to reduce the number of votes represented at the meeting below a quorum. Shares of the Corporation's stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in an election of the directors of such other corporation is held by the Corporation, shall neither be counted for the purpose of determining the presence of a quorum nor entitled to vote at any meeting of the stockholders.

(a)At any meeting of the stockholders at which a quorum shall be present, a majority of those present in person or by proxy may adjourn the meeting from time to time without notice other than announcement at the meeting. In the event a stockholders meeting is convened, the chair of the meeting may adjourn or recess the meeting without a stockholders vote regardless of the presence of quorum. Notice of any adjourned meeting other than announcement at the meeting shall not be required to be given, except as provided in Section 1.6(d) below and except where expressly required by applicable law.

(b)At any adjourned or recessed meeting at which a quorum shall be present, any business may be transacted, which might have been transacted at the meeting originally called, but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or recess thereof unless a new record date is fixed by the Board. If a quorum is present at a meeting that is later adjourned or recessed, then a quorum shall also be deemed present at the adjourned or recessed session of such meeting, unless a new record date is, or is required to be, set for an adjournment.

(c)If an adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in the manner specified in Section 1.5 to each stockholder of record entitled to vote at the meeting.

(d)Any previously scheduled meeting of stockholders may be postponed, rescheduled or cancelled (except as otherwise provided by the DGCL or the Certificate of Incorporation) by resolution of the Board upon public announcement.

g.Chair and Secretary of Meeting; Conduct of Meeting.
The Chair or, in his or her absence, any Director or officer of the Corporation designated by the Chair or the Board shall preside at meetings of the stockholders. The Secretary shall act as secretary of the meeting, or in the absence of the Secretary, an Assistant Secretary shall so act, or if neither is present, the presiding officer may appoint a person to act as secretary of the meeting. The Board may adopt by resolution such rules or regulations for the conduct of meetings of stockholders as it deems appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chair of a meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order and security at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting, to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair shall permit; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) limitations on the time allotted to questions or comments by participants; (f) determining when and for how long the polls should be opened and when the polls should be closed; and (g) restricting the use of audio/video recording devices, cell phones and other electronic devices. Unless and to the extent determined by the Board or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

h.Voting by Stockholders.

(a)Except as otherwise expressly required by applicable law, at every meeting of the stockholders, each stockholder shall be entitled to the number of votes specified in the Certificate of Incorporation or any certificate of designations providing for the creation of any series of Preferred Stock, in person or by proxy, for each share of stock standing in his or her name on the Stock Ledger (as defined in Section 5.2) on the date fixed, pursuant to the provisions of Section 5.6, as the record date for the determination of the stockholders who shall be entitled to receive notice of and to vote at such meeting.

(b)    When a quorum is present at any meeting of the stockholders, all questions shall be decided by the vote of a majority in voting power of the stockholders present in person or by proxy and entitled to vote at such meeting, unless a question is one upon which by express provision of law, the Certificate of Incorporation, or these By-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

(c)    Except as required by applicable law, the vote at any meeting of stockholders on any question need not be by ballot, unless so directed by the presiding officer of the meeting. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his or her attorney-in- fact, if authorized by proxy, and shall state the number of shares voted.

i.Proxies.
Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by his or her attorney-in-fact or proxy.

j.Inspectors.

(a)    The election of Directors and any other vote by ballot at any meeting of the stockholders shall be supervised by one or more inspectors. Such inspectors may be appointed by the Chair before the meeting. If the Chair shall not have so appointed such inspectors or if one or both inspectors so appointed shall refuse to serve or shall not be present, such appointment shall be made by the officer presiding at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

(b)    The inspectors shall (i) ascertain the number of shares of the Corporation outstanding and the voting power of each, (ii) determine the shares represented at any meeting of stockholders and the validity of the proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting and their count of all proxies and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

(c)    If there are three or more inspectors, the act of a majority shall govern. On request of the officer presiding at such meeting, the inspectors shall make a report of any challenge, question, or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts therein stated and of the vote as certified by them and such report or certificate shall be filed with the minutes of such meeting.

k.List of Stockholders.

(a)    At least ten (10) days before every meeting of stockholders, the Secretary shall cause to be prepared and made a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

(b)    For a period of at least ten (10) days prior to the meeting, such list shall be open to examination by any stockholder for any purpose germane to the meeting (i) during ordinary business hours, at the Corporation’s principal office; or (ii) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting.

(c)    The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and it may be inspected by any stockholder who is present.

(d)    The Stock Ledger shall be the only evidence as to who are the stockholders entitled to examine the Stock Ledger, the list required by this Section 1.11, or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

l.Confidential Voting.

(a)    Proxies and ballots that identify the votes of specific stockholders shall be kept in confidence by the tabulators and the inspectors of election unless (i) there is an opposing solicitation with respect to the election or removal of Directors, (ii) disclosure is required by applicable law, (iii) a stockholder expressly requests or otherwise authorizes disclosure, or (iv) the Corporation concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots, or votes or as to the accuracy of any tabulation of such proxies, ballots, or votes.

(b)    The tabulators and inspectors of election and any authorized agents or other persons engaged in the receipt, count, and tabulation of proxies and ballots shall be advised of this By-law and instructed to comply herewith.

(c)    The inspectors of election shall certify, to the best of their knowledge based on due inquiry, that proxies and ballots have been kept in confidence as required by this Section 1.12.

m.Action by Written Consent.
Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special stockholders’ meeting and may not be effected by consent in writing by such stockholders.

2.    DIRECTORS.

2.1    Powers of Directors.
The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all the powers of the Corporation except such as are by applicable law, the Certificate of Incorporation, or these By-laws required to be exercised or performed by the stockholders.

2.2    Powers and Duties of the Chair.
The Board shall elect from among its members a Chair of the Board. The Chair shall have such duties and powers as set forth in these By-laws or as shall otherwise be conferred upon the Chair from time to time by the Board. The Chair or, in his or her absence, a member of the Board chosen by those Directors then present shall preside at meetings of the Board.

2.3    Number and Terms of Office of Directors.
The number of Directors which shall constitute the whole Board shall be such as from time to time shall be determined by resolution adopted by a majority of the entire Board, but the number shall not be less than three (3) nor more than 25, provided that the tenure of a Director shall not be affected by any decrease in the number of Directors so made by the Board. Each Director shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier death, retirement, resignation, or removal from office in accordance with these By-laws, any applicable law, or pursuant to an order of a court. Directors need not be stockholders of the Corporation or citizens of the United States of America.

2.4    Method of Election of Directors.
Nominations of persons for election as Directors may be made by (i) the Board; (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in Section 2.4(a) through the time of the stockholders meeting, who shall be entitled to vote for the election of Directors at the meeting and who complies with the notice procedures set forth in Section 2.4(a); or (iii) by any stockholder or group of stockholders of the Corporation that comply with Section 2.4(b), (clause (ii) and clause (iii) being the exclusive means for a stockholder or group of stockholders to make nominations of persons for election to the Board at a meeting of stockholders).

(a)     Advance Notice.

(i)     Any stockholder entitled to vote for the election of Directors may nominate a person or persons for election as Directors only if proper written notice of such stockholder’s intent to make such nomination is given in accordance with the procedures set forth in this Section 2.4(a), either by personal delivery or by United States mail, postage prepaid, to the Secretary not later than (x) with respect to an election to be held at an annual meeting of stockholders, the close of business 90 days in advance of the anniversary date of the immediately preceding annual meeting (or, if the date of the annual meeting is more than 30 days before or more than 70 days after the anniversary date of the immediately preceding annual meeting, not later than the later of (A) the close of business 90 days prior to the date of such annual meeting or (B) if the first public announcement of the date of such advanced or delayed annual meeting is less than 100 days prior to the date of such annual meeting, ten (10) days after the first public announcement of the date of such annual meeting) and (y) with respect to a special meeting of stockholders at which the Board gives notice that Directors are to be elected, the close of business on the seventh (7th) day after the first public announcement of the date of such special meeting. In no event shall any adjournment, recess, rescheduling or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. In the case of a special meeting of stockholders at which the Board gives notice that Directors are to be elected, stockholders may nominate a person or persons (as the case may be) for election only as provided in this paragraph and only for such position(s) as are specified in the Corporation’s notice of meeting as being up for election at such meeting.

Each such notice of a stockholder’s intent to make a nomination shall set forth:
(1)as to the stockholder of record giving notice and any Stockholder Associated Person, all information required to be set forth in a notice under Section 1.3(ii) and the representations set forth in Sections 1.3(iii) and (iv);
(2)as to each person whom the stockholder of record proposes to nominate for election as a Director (each, a “proposed nominee”): (A) all information relating to such person as would have been required to be included in a proxy statement filed in connection with a solicitation of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (B) a written questionnaire with respect to the background and qualification of such proposed nominee, completed by such proposed nominee in the form required by the Corporation (which form of questionnaire the stockholder giving notice shall request in writing from the Secretary prior to giving notice, and which shall be provided by the Secretary within ten (10) days of receiving such written request); (C) a written representation and agreement completed by such proposed nominee in the form required by the Corporation (which form the stockholder giving notice shall request in writing from the Secretary prior to giving notice, and which shall be provided by the Secretary within ten (10) days of receiving such written request) that such person: (I) is not and will not become a party to (w) any agreement, arrangement, or understanding, written or oral, with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the Corporation, will act or vote on any issue or question (a "Voting Commitment") that has not been disclosed to the Corporation; (x) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director of the Corporation, with such person’s duties under applicable law; (y) any agreement, arrangement, or understanding, written or oral, with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with such individual’s candidacy for election as a Director or service or action as a Director that has not been disclosed therein; or (z) any agreement, arrangement, or understanding with any person other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a Director; (II) commits to serve the full term as director, if elected; (III) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance with and, if elected as a Director of the Corporation, will comply with, applicable law and publicly-disclosed corporate governance, conflict of interest, corporate opportunity, confidentiality and stock ownership and trading policies and guidelines of the Corporation that are applicable to Directors generally; (IV) is willing and intends to, if elected, tender any advance resignation notice(s) requested by the Board in connection with subsequent elections, such advance resignation to be contingent upon the nominee’s failure to receive a majority vote and acceptance of such resignation by the Board; and (V) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects, and that do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; and (D) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such proposed nominee, on the one hand, and the stockholder giving notice and any Stockholder Associated Person, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination and any Stockholder Associated Person were the “registrant” for purposes of such rule and the proposed nominee was a director or executive officer of such registrant.
In addition to the information required above, the Corporation may require the stockholder giving notice and/or any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility or suitability of such proposed nominee to serve as an independent Director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. If requested by the Corporation, any supplemental information required under this paragraph shall be provided by such stockholder within ten (10) days after it has been requested by the Corporation.
(ii)    Further, to be considered timely and proper, notice provided pursuant to this Section 2.4(a) shall be updated and corrected in accordance with the procedures set forth in Sections 1.3(d) and (e).

(iii)    Notwithstanding anything in these By-laws to the contrary, unless otherwise required by law, if a stockholder intending to make a nomination at an annual or special meeting in accordance with this Section 2.4(a) does not (1) timely provide the notifications contemplated by this Section 2.4(a), or (2) timely appear in person (or a Qualified Representative thereof does not timely appear in person) at the meeting to present the nomination, such nomination shall be disregarded and no vote shall be taken with respect to such proposed nomination, notwithstanding that proxies in respect of such nomination may have been received by the Corporation or any other person or entity. Except as otherwise provided by law, the Certificate of Incorporation, or these By-laws, the presiding officer of any meeting of stockholders shall have the power and duty to determine whether any nomination proposed to be brought before an annual meeting or special meeting was proposed in accordance with the foregoing procedures and, if any nomination is not proposed in compliance with this Section 2.4(a), to declare that such defective nomination shall be disregarded in accordance with the foregoing sentence. Notwithstanding the foregoing provisions of this Section 2.4(a), any stockholder intending to make a nomination at an annual or special meeting in accordance with this Section 2.4(a) and any Stockholder Associated Person shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.4(a); provided, however, that any references in these By-laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations made or intended to be made in accordance with this Section 2.4(a).

(b)     Proxy Access for Director Nomination.

(i)     Subject to the provisions of this Section 2.4(b), if expressly requested in the relevant Nomination Notice (as defined below), the Corporation shall include in its proxy statement for any annual meeting of stockholders:

(1)the name of any person nominated for election (the “Access Nominee”), which shall also be included on the Corporation’s form of proxy and ballot, by any Eligible Holder (as defined below) or group of up to 20 Eligible Holders that has (individually and collectively, in the case of a group) satisfied, as determined by the Board or its designee, acting in good faith, all applicable conditions and complied with all applicable procedures set forth in this Section 2.4(b) (such Eligible Holder or group of Eligible Holders being a “Nominating Stockholder”);
(2)disclosure about the Access Nominee and the Nominating Stockholder required under the rules of the SEC or other applicable law to be included in the proxy statement;
(3)any statement included by the Nominating Stockholder in the Nomination Notice for inclusion in the proxy statement in support of the Access Nominee’s election to the Board (subject, without limitation, to Section 2.4(b)(iv)(2)(K), if such statement does not exceed 500 words); and
(4)any other information that the Corporation or the Board determines, in their discretion, to include in the proxy statement relating to the nomination of the Access Nominee, including, without limitation, any statement in opposition to the nomination and any of the information provided pursuant to this Section 2.4(b).

(ii)     Maximum Number of Access Nominees.

(1)The Corporation shall not be required to include in the proxy statement for an annual meeting of stockholders more Access Nominees than that number of Directors constituting the greater of two or 20% of the total number of Directors of the Corporation on the last day on which a Nomination Notice may be submitted pursuant to this Section 2.4(b) (rounded down to the nearest whole number) (the “Maximum Number”). The Maximum Number for a particular annual meeting shall be reduced by: (A) Access Nominees who are subsequently withdrawn or that the Board itself decides to nominate for election at such annual meeting and (B) the number of incumbent Directors who had been Access Nominees with respect to any of the preceding three annual meetings of stockholders and whose reelection at the upcoming annual meeting is being recommended by the Board. In the event that one or more vacancies for any reason occurs on the Board after the deadline set forth in Section 2.4(b)(iv) below but before the date of the annual meeting, and the Board resolves to reduce the size of the Board in connection therewith, the

Maximum Number shall be calculated based on the number of Directors in office as so reduced.
(2)If the number of Access Nominees, pursuant to this Section 2.4(b) for any annual meeting of stockholders, exceeds the Maximum Number then, promptly upon notice from the Corporation, each Nominating Stockholder will select one Access Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of the ownership position as disclosed in each Nominating Stockholder’s Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Stockholder has selected one Access Nominee. If, after the deadline for submitting a Nomination Notice as set forth in Section 2.4(b)(iv), a Nominating Stockholder becomes ineligible or withdraws its nomination or an Access Nominee becomes unwilling to serve on the Board, whether before or after the mailing of the definitive proxy statement, then the nomination shall be disregarded, and the Corporation: (A) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Access Nominee or any successor or replacement nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder and (B) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Access Nominee will not be included as an Access Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting of stockholders.

(iii)     Eligibility of Nominating Stockholder.

(1)An “Eligible Holder” is a person who has either (A) been a record holder of the Corporation’s common stock used to satisfy the eligibility requirements in this Section 2.4(b)(iii) continuously for the three (3) year period specified in Subsection (2) below or (B) provides to the Secretary of the Corporation, within the time period referred to in Section 2.4(b)(iv), evidence of continuous ownership of such shares for such three (3) year period from one or more securities intermediaries in a form that the Board or its designee, acting in good faith, determines would be deemed acceptable for purposes of a shareholder proposal under Rule 14a-8(b)(2) under the Exchange Act (or any successor rule).
(2)An Eligible Holder or group of up to 20 Eligible Holders may submit a nomination in accordance with this Section 2.4(b)(iii) only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) of shares of the Corporation’s common stock throughout the three (3) year period preceding and including the date of submission of the Nomination Notice and continues to own at least the Minimum Number through the date of the annual meeting. A group of funds under common management and investment control shall be treated as one Eligible Holder if such Eligible Holder shall provide, together with the Nomination Notice, documentation reasonably satisfactory to the

Corporation that demonstrates that the funds are under common management and investment control. For the avoidance of doubt, in the event of a nomination by a group of Eligible Holders, any and all requirements and obligations for an individual Eligible Holder that are set forth in this Section 2.4(b)(iii), including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. Should any stockholder withdraw from a group of Eligible Holders at any time prior to the annual meeting of stockholders, the group of Eligible Stockholders shall only be deemed to own the shares held by the remaining members of the group.
(3)The “Minimum Number” of shares of the Corporation’s common stock means 3% of the number of outstanding shares of common stock as of the most recent date for which such amount is given in any filing by the Corporation with the SEC prior to the submission of the Nomination Notice.
(4)For purposes of this Section 2.4(b), an Eligible Holder “owns” only those outstanding shares of the Corporation’s common stock as to which the Eligible Holder possesses both:
(A)the full voting and investment rights pertaining to the shares of the Corporation’s common stock; and
(B)the full economic interest in (including the opportunity for profit and risk of loss on) such shares of the Corporation’s common stock; provided that the number of shares of the Corporation’s common stock calculated in accordance with clauses (1) and (2) above shall not include any shares: (I) sold by such Eligible Holder or any of its affiliates in any transaction that has not been settled or closed, (II) borrowed by such Eligible Holder or any of its affiliates for any purpose or purchased by such Eligible Holder or any of its affiliates pursuant to an agreement to resell, or (III) subject to any option, warrant, forward contract, swap, contract of sale, other derivative, or similar agreement entered into by such Eligible Holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree, gain, or loss arising from the full economic ownership of such shares by such Eligible Holder or any of its affiliates.

An Eligible Holder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Holder retains the right to instruct how the shares are voted with respect to the election of Directors and possesses the full economic interest in the shares. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Holder. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has loaned such shares provided that the Eligible Holder has the power to recall such loaned shares on three (3) business days’ notice. The terms “owned,” “owning”, and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board or its designee.

(5)No person shall be permitted to be in more than one group constituting a Nominating Stockholder, and if any person appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest ownership position as reflected in the Nomination Notice.

(iv)    Nomination Notice. To nominate a Nominee, the Nominating Stockholder must, no earlier than 150 calendar days and no later than 120 calendar days before the anniversary of the date that the Corporation mailed its proxy statement for the prior year’s annual meeting of stockholders, submit to the Secretary of the Corporation at the principal executive office of the Corporation all of the following information and documents (collectively, the “Nomination Notice”); provided, however, that if (and only if) the annual meeting is not scheduled to be held within a period that commences 30 days before and ends 60 days after the anniversary date of the prior year’s annual meeting (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), the Nomination Notice shall be given in the manner provided herein by the later of the close of business on the date that is 180 days prior to such Other Meeting Date or the tenth day following the date such Other Meeting Date is first publicly announced or disclosed:

(1)A Schedule 14N (or any successor form) relating to the Access Nominee, completed and filed with the SEC by the Nominating Stockholder as applicable, in accordance with SEC rules;
(2)A written notice of the nomination of such Access Nominee that includes the following additional information, agreements, representations, and warranties by the Nominating Stockholder (including each group member):

(A)the information required with respect to the nomination of Directors pursuant to Section 2.4(a) of these By-laws;
(B)the details of any relationship that existed within the past three (3) years that would have been described pursuant to Item

6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;
(C)a representation and warranty that the Nominating Stockholder did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation;
(D)a representation and warranty that the Access Nominee’s candidacy or, if elected, Board membership would not violate applicable state or federal law or the rules of any stock exchange on which the Corporation’s securities are traded;
(E)a representation and warranty that the Access Nominee:

(I)    does not have any direct or indirect relationship with the Corporation other than those relationships that have been deemed categorically immaterial pursuant to the Corporation’s policy on director independence as most recently published in its Corporate Governance Guidelines on its website and otherwise qualifies as independent under the rules of the primary stock exchange on which the Corporation’s securities are traded;

(II)    meets the audit committee independence requirements under the rules of any stock exchange on which the Corporation’s securities are traded;

(III)    would be a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule);

(IV)    would be an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code, as amended (or any successor provision); and

(V)    is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933, as amended, or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Access Nominee.

(F)a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 2.4(b)(iii) and has provided evidence of ownership to the extent required by Section 2.4(b)(iii);
(G)a representation and warranty that the Nominating Stockholder intends to continue to satisfy the eligibility requirements described in Section 2.4(b)(iii) through the date of the annual meeting;

(H)details of any position of the Access Nominee as an officer or director of any competitor (as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended) of the Corporation, within the three (3) years preceding the submission of the Nomination Notice;

(I)a representation and warranty that the Nominating Stockholder will not engage in a “solicitation” within the meaning of Rule 14a-1(l) (without reference to the exception in Section 14a-1(l)(2)(iv)) (or any successor rules) with respect to the annual meeting, other than with respect to the Access Nominee or any nominee of the Board;

(J)a representation and warranty that the Nominating Stockholder will not use any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of an Access Nominee at the annual meeting;

(K)if desired, a statement for inclusion in the proxy statement in support of the Access Nominee’s election to the Board, provided that such statement shall not exceed 500 words and shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9; and

(L)in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination.

The information and documents required by this Section 2.4(b)(iv) shall be: (1) provided with respect to and executed by each group member, in the case of information applicable to group members; and (2) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Stockholder or group member that is an entity. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 2.4(b)(iv) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Corporation.

(v)    An executed agreement, in a form deemed satisfactory by the Board or its designee, acting in good faith, pursuant to which the Nominating Stockholder (including each group member) agrees:

(1)to comply with all applicable laws, rules, and regulations in connection with the nomination, solicitation, and election;
(2)to file with the SEC any written solicitation or other communication with the Corporation’s stockholders relating to one or more of the

Corporation’s Directors or Director nominees or any Access Nominee with the SEC, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation;
(3)to assume all liability stemming from an action, suit, or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder with the Corporation, its stockholders, or any other person in connection with the nomination or election of Directors, including, without limitation, the Nomination Notice;
(4)to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and each of its Directors, officers, and employees individually against any liability, loss, damages, expenses, or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit, or proceeding, whether legal, administrative, or investigative, against the Corporation or any of its Directors, officers, or employees arising out of or relating to a failure or alleged failure of the Nominating Stockholder to comply with, or any breach or alleged breach of, its obligations, agreements, or representations under this Section 2.4(b); and
(5)in the event that any information included in the Nomination Notice, or any other communication by the Nominating Stockholder (including with respect to any group member), with the Corporation, its stockholders, or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or due to a subsequent development omits a material fact necessary to make the statements made not misleading) or that the Nominating Stockholder (including any group member) has failed to continue to satisfy the eligibility requirements described in Section 2.4(b)(iii) to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission.

(ii)An executed agreement, in a form deemed satisfactory by the Board or its designee, acting in good faith, by the Access Nominee to provide to the Corporation such other information, as it may reasonably request, including the questionnaire, representations, and warranties and other documentation set forth in Section 2.4(a)(iv) of these By-laws.

(vii)     Exceptions.

(1)Notwithstanding anything to the contrary contained in this Section 2.4(b), the Corporation may omit from its proxy statement any Access Nominee and any information concerning such Access Nominee (including a Nominating Stockholder’s statement in support) and no vote on such Access Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of the Access Nominee, if:

(A)the Corporation receives a notice pursuant to Section 2.4(a) of these By-laws that a stockholder has nominated a person for election to the Board pursuant to the advance notice requirements for shareholder nominees for directors set forth in Section 2.4(a) of these By-laws;
(B)the Nominating Stockholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the meeting of stockholders to present the nomination submitted pursuant to this Section 2.4(b) or the Nominating Stockholder withdraws its nomination;
(C)the Board, acting in good faith, determines that such Access Nominee’s nomination or election to the Board would result in the Corporation violating or failing to be in compliance with the Corporation’s By-laws or Certificate of Incorporation or any applicable law, rule, or regulation to which the Corporation is subject, including any rules or regulations of any stock exchange on which the Corporation’s securities are traded;
(D)the Access Nominee was nominated for election to the Board pursuant to this Section 2.4(b) at one of the Corporation’s two preceding annual meetings of stockholders and either withdrew or became ineligible;
(E)the Access Nominee has been, within the past three (3) years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; or
(F)the Corporation is notified, or the Board acting in good faith determines, that a Nominating Stockholder has failed to continue to satisfy the eligibility requirements described in Section 2.4(b)(iii), any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement not misleading), the Access Nominee becomes unwilling or unable to serve on the Board or any material violation or breach occurs of the obligations, agreements, representations, or warranties of the Nominating Stockholder or the Access Nominee under this Section 2.4(b).

(iii)Notwithstanding anything to the contrary contained in this Section 2.4(b), the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Access Nominee included in the Nomination Notice, if the Board in good faith determines that:

(1)such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading;
(2)such information directly or indirectly impugns character, integrity, or personal reputation of or directly or indirectly makes charges concerning improper, illegal, or immoral conduct or associations, without factual foundation, with respect to, any person; or
(3)the inclusion of such information in the proxy statement would otherwise violate the SEC proxy rules or any other applicable law, rule, or regulation or any rules or regulation of any stock exchange on which the Corporation’s securities are listed.

The Company may solicit against, and include in the proxy statement its own statement relating to, any Access Nominee.

(c)    At each meeting of the stockholders for the election of Directors at which a quorum is present, each Director shall be elected by the vote of the majority of the votes cast with respect to the Director, excluding abstentions, provided that, if the number of Director nominees exceeds the number of Directors to be elected, the Directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section 2.4, a majority of the votes cast shall mean that the number of shares voted “for” a Director must exceed the number of votes “against” that Director.
(d)No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in these By-laws. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the presiding officer of any meeting of stockholders to elect Directors or the Board may, if the facts warrant, determine that a nomination was not made in compliance with the procedures set forth in this Section 2.4, and if the presiding officer or the Board should so determine, it shall be so declared at the meeting, and the defective nomination shall be disregarded.
(e)Nothing in this Section 2.4 shall be deemed to affect any rights of the holders of any series of preferred stock of the Company to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

2.5    Vacancies on Board.

(a)    Any Director may resign from office at any time by delivering a written resignation to the Chair or the Secretary. The resignation will take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

(b)    Any vacancy and any newly created Directorship resulting from any increase in the authorized number of Directors may be filled by vote of a majority of the Directors then in office, though less than a quorum, and any Director so chosen shall hold office until the next annual election of Directors by the stockholders and until a successor is duly elected and qualified or until his or her earlier death, retirement, resignation, or removal from office in accordance with these By-laws or any applicable law or pursuant to an order of a court. If there are no Directors in office, then an election of Directors may be held in the manner provided by applicable law.

2.6    Meetings of the Board.

(a)    The Board may hold its meetings, both regular and special, either within or outside the state of Delaware, at such places as from time to time may be determined by the Board or as may be designated in the respective notices or waivers of notice thereof.

(b)    Regular meetings of the Board shall be held at such times and at such places, or by means of remote communication, as from time to time shall be determined by the Board.

(c)    The first meeting of each newly elected Board shall be held as soon as practicable after the annual meeting of the stockholders and shall be for the election of officers and the transaction of such other business as may come before it.

(d)    Special meetings of the Board shall be held whenever called by direction of the Chair or at the request of a majority of the Directors then in office.

(e)    Members of the Board or any Committee of the Board may participate in a meeting of the Board or Committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

(d)The Secretary or any Assistant Secretary shall give notice to each Director of any meeting of the Board by mailing the same at least two (2) days before the meeting or by electronic transmission to the extent permitted by the DGCL or delivering the same not later than the day before the meeting. In case of urgency, shorter notice (less than two (2) days) shall be permitted. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting. Any and all business may be transacted at any meeting of the Board. No notice of any adjourned meeting need be given. No notice to or waiver by any Director shall be required with respect to any meeting at which the Director is present.

2.7    Quorum and Action.
Except as otherwise expressly required by applicable law, the Certificate of Incorporation, or these By-laws, at any meeting of the Board, the presence of at least one-third of the entire Board shall constitute a quorum for the transaction of business; but if there shall be less than a quorum at any meeting of the Board, a majority of those present may adjourn the meeting from time to time. Unless otherwise provided by applicable law, the Certificate of Incorporation or these By-laws, the vote of a majority of the Directors present (and not abstaining) at any meeting at which a quorum is present shall be necessary for the approval and adoption of any resolution or the approval of any act of the Board.

2.8    Presiding Officer and Secretary of Meeting.
The Chair or, in the absence of the Chair, a member of the Board selected by the members present, shall preside at meetings of the Board. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence, the presiding officer may appoint a secretary of the meeting.

2.9    Action by Consent without Meeting.

Any action required or permitted to be taken at any meeting of the Board or of any Committee thereof may be taken without a meeting if all members of the Board or Committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or Committee.

2.10    Standing Committees.
By resolution adopted by a majority of the entire Board, the Board shall elect, from among its members, individuals to serve on the Standing Committees established by this Section 2.10. Each Standing Committee shall be comprised of such number of Directors, not less than three, as shall be elected to such Committee, provided that no officer or employee of the Corporation shall be eligible to serve on the Audit, Compensation and Management Development or Nominating and Corporate Governance Committees. Each Committee shall keep a record of all its proceedings and report the same to the Board. One-third of the members of a Committee, but not less than two, shall constitute a quorum, and the act of a majority of the members of a Committee present at any meeting at which a quorum is present shall be the act of the Committee. Each Standing Committee shall meet at the call of its chair or any two of its members. The chairs of the various Committees shall preside, when present, at all meetings of such Committees, and shall have such powers and perform such duties as the Board may from time to time prescribe. The Standing Committees of the Board, and functions of each, are as follows:

(a)Compensation and Management Development Committee. The Compensation and Management Development Committee shall exercise the power of oversight of the compensation and benefits of the employees of the Corporation and shall be charged with evaluating management performance and establishing executive compensation. This Committee shall have access to its own independent outside compensation counsel. This By-law shall not be amended or repealed except by a majority of the voting power of the stockholders present in person or by proxy and entitled to vote at any meeting at which a quorum is present.
(b)Audit Committee. The Audit Committee shall monitor the integrity of the financial statements of the Corporation, shall select the independent registered public accounting firm, shall assess the independent registered public accounting firm’s qualifications and independence, and shall review the performance of the Corporation’s independent registered public accounting firm and internal audit function. The Audit Committee shall also oversee the Corporation’s compliance with legal and regulatory requirements and the Corporation’s Code of Ethics and Business Conduct and shall review and approve management policies and programs relating to compliance with such requirements.
(c)Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall make recommendations as to the organization, size, and composition of the Board and the Committees thereof, identify individuals qualified to become members of the Board, propose nominees for election to the Board and the Committees thereof, and consider the qualifications, compensation, and retirement of Directors. The Nominating and Corporate Governance Committee also shall develop and recommend to the Board a set of corporate governance principles and review policies and programs that relate to the Corporation’s social responsibility, sustainability, and environmental stewardship.
(d)Finance, Investment and Risk Management Committee. The Finance, Investment and Risk Management Committee shall oversee the investment activities, financial management, and risk management of the Corporation and its subsidiaries. Additionally, the Committee shall provide a forum for discussion among management and the Board on key financial, investment, and risk management matters of the enterprise.

2.11    Other Committees.
By resolution passed by a majority of the entire Board, the Board may also appoint from among its members such other Committees, Standing or otherwise, as it may from time to time deem desirable and may delegate to such Committees such powers of the Board as it may consider appropriate, consistent with applicable law, the Certificate of Incorporation, and these By-laws.

2.12    Compensation of Directors.
Unless otherwise restricted by the Certificate of Incorporation or these By-laws, Directors shall receive for their services on the Board or any Committee thereof such compensation and benefits, including the granting of options, together with expenses, if any, as the Board may from time to time determine. The Directors may be paid a fixed sum for attendance at each meeting of the Board or Committee thereof and/or a stated annual sum as a Director, together with expenses, if any, of attendance at each meeting of the Board or Committee thereof. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

3.    OFFICERS.

3.1    Officers, Titles, Elections, Terms.

(a)    The Board may from time to time elect a Chief Executive Officer, a President, one or more Vice Presidents (which shall be deemed Vice Presidents under these By-laws regardless of any terms preceding or following the term “Vice President”), a Chief Financial Officer, a Controller, a Treasurer, a Secretary, a General Counsel, one or more Assistant Controllers, one or more Assistant Treasurers, one or more Assistant Secretaries, and one or more Associate or Assistant General Counsels to serve at the pleasure of the Board or otherwise as shall be specified by the Board at the time of such election and until their successors are elected and qualified or until their earlier death, retirement, resignation, or removal from office in accordance with these By-laws or any applicable law or pursuant to an order of a court.

(b)    The Board may elect or appoint at any time such other officers or agents with such duties as it may deem necessary or desirable. Such other officers or agents shall serve at the pleasure of the Board or otherwise as shall be specified by the Board at the time of such election or appointment and, in the case of such other officers, until their successors are elected and qualified or until their earlier death, retirement, resignation, or removal from office in accordance with these By-laws or any applicable law or pursuant to an order of a court. Each such officer or agent shall have such authority and shall perform such duties as may be provided herein or as the Board may prescribe. The Board may from time to time authorize any officer or agent to appoint and remove any other such officer or agent and to prescribe such person’s authority and duties.

(c)    No person may be elected or appointed an officer who is not a citizen of the United States of America if such election or appointment is prohibited by applicable law or regulation.

(d)    Any vacancy in any office may be filled for the unexpired portion of the term by the Board. Each officer elected or appointed during the year shall hold office until the next meeting of the Board at which officers are regularly elected or appointed and until his or her successor is elected or appointed and qualified or until his or her earlier death, retirement, resignation, or removal from office in accordance with these By-laws or any applicable law or pursuant to an order of a court.

(e)    Any officer or agent elected or appointed by the Board may be removed at any time by the affirmative vote of a majority of the entire Board.

(f)    Any officer may resign from office at any time. Such resignation shall be made in writing and given to the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if no time is specified, at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

3.2    General Powers of Officers.
Except as may be otherwise provided by applicable law or in Article 6 or Article 7 of these By-laws, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the General Counsel, the Controller, the Treasurer, and the Secretary, or any of them, may (a) execute and deliver in the name of the Corporation, in the name of any Division of the Corporation, or in both names any agreement, contract, instrument, power of attorney, or other document pertaining to the business or affairs of the Corporation or any Division of the Corporation, including without limitation agreements or contracts with any government or governmental department, agency, or instrumentality, and (b) delegate to any employee or agent the power to execute and deliver any such agreement, contract, instrument, power of attorney, or other document.

3.3    Powers and Duties of the Chief Executive Officer.
The Chief Executive Officer shall report directly to the Board. Except in such instances as the Board may confer powers in particular transactions upon any other officer, and subject to the control and direction of the Board, the Chief Executive Officer shall manage and direct the business and affairs of the Corporation and shall communicate to the Board and any Committee thereof reports, proposals, and recommendations for their respective consideration or action. He or she may do and perform all acts on behalf of the Corporation.

3.4    Powers and Duties of the President.
The President shall have such powers and perform such duties as the Board or the Chief Executive Officer may from time to time prescribe or as may be prescribed in these By-laws.

3.5    Powers and Duties of Vice Presidents.
Vice Presidents shall have such powers and perform such duties as the Board or the Chief Executive Officer may from time to time prescribe or as may be prescribed in these By-laws.

3.6    Powers and Duties of the Chief Financial Officer.
The Chief Financial Officer shall have such powers and perform such duties as the Board or the Chief Executive Officer may from time to time prescribe or as may be prescribed in these By-laws. The Chief Financial Officer shall cause to be prepared and maintained (a) at the office of the Corporation, a Stock Ledger containing the names and addresses of all stockholders and the number of shares held by each and (b) the list of stockholders for each meeting of the stockholders as required by Section 1.11 of these By-laws. The Chief Financial Officer shall be responsible for the custody of all stock books and of all unissued stock certificates.

3.7    Powers and Duties of the Controller and Assistant Controllers.

(a)    The Controller shall be responsible for the maintenance of adequate accounting records of all assets, liabilities, capital, and transactions of the Corporation. The

Controller shall prepare and render such balance sheets, income statements, budgets, and other financial statements and reports as the Board or the Chief Executive Officer may require and shall perform such other duties as may be prescribed or assigned pursuant to these By-laws and all other acts incident to the position of Controller.

(b)    Each Assistant Controller shall perform such duties as from time to time may be assigned by the Controller or by the Board. In the event of the absence, incapacity, or inability to act of the Controller, then any Assistant Controller may perform any of the duties and may exercise any of the powers of the Controller.

3.8    Powers and Duties of the Treasurer and Assistant Treasurers.

(a)    The Treasurer shall have the care and custody of all the funds and securities of the Corporation except as may be otherwise ordered by the Board, and shall cause such funds (i) to be invested or reinvested from time to time for the benefit of the Corporation as may be designated by the Board, the Chief Executive Officer, the President, the Chief Financial Officer, or the Treasurer or (ii) to be deposited to the credit of the Corporation in such banks or depositories as may be designated by the Board, the Chief Executive Officer, the President, the Chief Financial Officer, or the Treasurer, and shall cause such securities to be placed in safekeeping in such manner as may be designated by the Board, the Chief Executive Officer, the President, the Chief Financial Officer, or the Treasurer.

(b)    The Treasurer, any Assistant Treasurer, or such other person or persons as may be designated for such purpose by the Board, the Chief Executive Officer, the President, the Chief Financial Officer, or the Treasurer may endorse in the name and on behalf of the Corporation all instruments for the payment of money, bills of lading, warehouse receipts, insurance policies, and other commercial documents requiring such endorsement.

(c)    The Treasurer, any Assistant Treasurer, or such other person or persons as may be designated for such purpose by the Board, the Chief Executive Officer, the President, the Chief Financial Officer, or the Treasurer (i) may sign all receipts and vouchers for payments made to the Corporation, (ii) shall render a statement of the cash account of the Corporation to the Board as often as it shall require the same, and (iii) shall enter regularly in books to be kept for that purpose full and accurate account of all moneys received and paid on account of the Corporation and of all securities received and delivered by the Corporation.

(d)    The Treasurer shall perform such other duties as may be prescribed or assigned pursuant to these By-laws and all other acts incident to the position of Treasurer. Each Assistant Treasurer shall perform such duties as may from time to time be assigned by the Treasurer or by the Board. In the event of the absence, incapacity, or inability to act of the Treasurer, then any Assistant Treasurer may perform any of the duties and may exercise any of the powers of the Treasurer.

3.9    Powers and Duties of the Secretary and Assistant Secretaries.

(a)    The Secretary shall keep the minutes of all proceedings of the stockholders, the Board, and the Committees of the Board. The Secretary shall attend to the giving and serving of all notices of the Corporation, in accordance with the provisions of these By-laws and as required by applicable law. The Secretary shall be the custodian of the seal of the Corporation. The Secretary shall affix or cause to be affixed the seal of the

Corporation to such contracts, instruments, and other documents requiring the seal of the Corporation and, when so affixed, may attest the same and shall perform such other duties as may be prescribed or assigned pursuant to these By-laws and all other acts incident to the position of Secretary.

(b)    Each Assistant Secretary shall perform such duties as may from time to time be assigned by the Secretary or by the Board. In the event of the absence, incapacity, or inability to act of the Secretary, then any Assistant Secretary may perform any of the duties and may exercise any of the powers of the Secretary.

4.    INDEMNIFICATION.

4.1    Rights to Indemnification and Effect of Amendment.

(a)    Rights to Indemnification. The Corporation, to the fullest extent permitted by applicable law as then in effect, shall indemnify any person who is or was a Director or officer of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, any action, suit, or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that such person is or was a Director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, or agent of any Covered Entity (as defined in Section 4.5(d)), against all expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. Any such former or present Director or officer of the Corporation finally determined to be entitled to indemnification as provided in this Article 4 is hereinafter called an “Indemnitee.” Until such final determination is made, such former or present Director or officer shall be a “Potential Indemnitee” for purposes of this Article 4. Notwithstanding the foregoing provisions of this Section 4.1(a), the Corporation shall not indemnify an Indemnitee with respect to any Proceeding commenced by such Indemnitee unless the commencement of such Proceeding by such Indemnitee has been approved by a majority vote of the Disinterested Directors (as defined in Section 4.5(d)); provided, however, that such approval of a majority of the Disinterested Directors shall not be required with respect to any Proceeding commenced by such Indemnitee after a Change in Control (as defined in Section 4.5(d)) has occurred.

(b)    Effect of Amendments. The rights to indemnification and advancement of expenses conferred in this Article 4 shall be contract rights and shall vest at the time a Director or officer shall take office. Neither the amendment or repeal of, nor the adoption of a provision inconsistent with, any provision of this Article 4 (including, without limitation, this Section 4.1(b)) shall adversely affect the rights of any person who is or was a Director or officer under this Article 4 with respect to any Proceeding arising out of any action or omission occurring prior to such amendment, repeal, or adoption of an inconsistent provision, without the written consent of such person.

4.2    Insurance, Contracts and Funding.
The Corporation may purchase and maintain insurance to protect itself and any Director, officer, employee, or agent of the Corporation against any expenses, judgments, fines, and amounts paid in settlement as specified in Section 4.1(a) or Section 4.6 of this Article 4 or incurred by any Director, officer, employee, or agent of the Corporation in connection with any Proceeding referred to in such Sections, to the fullest extent permitted by applicable law as then in effect. The Corporation may enter into contracts with any Director, officer, employee, or agent of the Corporation or any director, officer, employee, fiduciary, or agent of any Covered Entity in furtherance of the provisions of this Article 4 and may create a trust fund or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article 4.

4.3    Indemnification; Not Exclusive Right.
The right of indemnification provided in this Article 4 shall not be exclusive of any other rights to which any Indemnitee or Potential Indemnitee may otherwise be entitled, and the provisions of this Article 4 shall inure to the benefit of the heirs and legal representatives of any Indemnitee or Potential Indemnitee under this Article 4 and shall be applicable to Proceedings commenced or continuing after the adoption of this Article 4, whether arising from acts or omissions occurring before or after such adoption.

4.4    Advancement of Expenses.
Each Potential Indemnitee shall be entitled to receive from time to time advance payment of any expenses as and when actually and reasonably incurred by such Potential Indemnitee in connection with such Proceeding prior to a determination of such Potential Indemnitee’s entitlement to indemnification in accordance with Section 4.5(a). Each Potential Indemnitee may from time to time submit one or more statements to the Corporation requesting such advance payment, whether prior to or after final disposition of such Proceeding, reasonably evidencing the expenses incurred by such Potential Indemnitee and accompanied by an undertaking by or on behalf of such Potential Indemnitee to repay the amounts advanced if ultimately it should be determined that such Potential Indemnitee is not entitled to be indemnified against such expenses in accordance with this Article 4. Notwithstanding the foregoing provisions of this Section 4.4, the Corporation shall not advance expenses to a Potential Indemnitee with respect to any Proceeding commenced by such Potential Indemnitee unless the commencement of such Proceeding by such Potential Indemnitee has been approved by a majority vote of the Disinterested Directors; provided, however, that such approval of a majority of the Disinterested Directors shall not be required with respect to any Proceeding commenced by such Potential Indemnitee after a Change in Control has occurred.

4.5    Indemnification Procedures; Presumptions and Effect of Certain Proceedings; Remedies.
In furtherance, but not in limitation, of the foregoing provisions of this Article 4, the following procedures, presumptions, and remedies shall apply with respect to the right to indemnification under this Article 4:

(a)    Procedures for Determination of Entitlement to Indemnification.

(i)To obtain indemnification under this Article 4, a Potential Indemnitee shall submit to the Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Potential Indemnitee and reasonably necessary to determine whether and to what extent the Potential Indemnitee is entitled to indemnification (the “Supporting Documentation”). The determination of the Potential Indemnitee’s entitlement to indemnification shall be made not later than 60 days after the later of (1) the receipt by the Corporation of the written request for indemnification together with the Supporting Documentation and (2) the receipt by the Corporation of written notice of final disposition of the Proceeding for which indemnification is sought. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.

(ii)    The Potential Indemnitee’s entitlement to indemnification under this Article 4 shall be determined in one of the following ways: (1) by a majority vote of the Disinterested Directors whether or not they constitute a quorum of the Board; (2) by a committee of the Disinterested Directors designated by a majority vote of the Disinterested Directors, whether or not they constitute a quorum of the Board; (3) by a written opinion of Independent Counsel (as defined in Section 4.5(d)) if (x) a Change in Control shall have occurred and the Potential Indemnitee so requests, (y) a majority of such Disinterested Directors so directs, or (z) there are no Disinterested Directors; (4) by the stockholders of the Corporation; or (5) as provided in Section 4.5(b) of this Article 4.

(iii)    In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 4.5(a)(ii), a majority of the Disinterested Directors (or, if there are no Disinterested Directors, the General Counsel of the Corporation or, if the General Counsel is or was a party to the Proceeding in respect of which indemnification is sought, the highest ranking officer of the Corporation who is not and was not a party to such Proceeding) shall select the Independent Counsel, but only an Independent Counsel to which the Potential Indemnitee does not reasonably object; provided, however, that, if a Change in Control shall have occurred, the Potential Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which a majority of the Disinterested Directors does not reasonably object.

(b)    Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Article 4, if a Change in Control shall have occurred, the Potential Indemnitee shall be presumed to be entitled to indemnification under this Article 4 (with respect to actions or failures to act occurring prior to such Change in Control) upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section 4.5(a)(i), and thereafter, the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 4.5(a) to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after the later of (x) receipt by the Corporation of the written request for indemnification together with the Supporting Documentation and (y) the receipt by the Corporation of written notice of final disposition of the Proceeding for which indemnification is sought, the Potential Indemnitee shall be deemed to be, and shall be, entitled to indemnification. The termination of any Proceeding or of any claim, issue, or matter therein, by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Potential Indemnitee to indemnification or create a presumption that the Potential Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that the Potential Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

(c)    Remedies.

(i)In the event that a determination is made pursuant to Section 4.5(a) that the Potential Indemnitee is not entitled to indemnification under this Article 4, (1) the Potential Indemnitee shall be entitled to seek an adjudication of his or her entitlement to such indemnification either, at the Potential Indemnitee’s sole option, in (x) an appropriate court of the state of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (2) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (3) if a Change in Control shall have occurred in any such judicial proceeding or arbitration, the Corporation shall have the burden of proving that the Potential Indemnitee is not entitled to indemnification under this Article 4 (with respect to actions or omissions occurring prior to such Change in Control).

(ii)    If a determination shall have been made or deemed to have been made, pursuant to Section 4.5(a) or (b), that the Potential Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five (5) days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (1) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (2) such indemnification is prohibited by law. In the event that payment of indemnification is not made within five (5) days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 4.5(a) or (b), the Indemnitee shall be entitled to seek judicial enforcement of the Corporation's obligation to pay to the Indemnitee such indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the state of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in Subclause (1) or (2) of this subsection (each, a “Disqualifying Event”); provided, however, that, in any such action, the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

(iii)    The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4.5(c) that the procedures and presumptions of this Article 4 are not valid, binding, and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article 4.

(iv)    In the event that the Indemnitee or Potential Indemnitee, pursuant to this Section 4.5(c), seeks a judicial adjudication of or an award in arbitration to enforce his or her rights under, or to recover damages for breach of, this Article 4, such person shall be entitled to recover from the Corporation and shall be indemnified by the Corporation against any expenses actually and reasonably incurred by such person in connection with such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that such person is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by such person in connection with such judicial adjudication or arbitration shall be prorated accordingly.

(d)    Definitions. For purposes of this Article 4:

(i)    “Change in Control” means a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) (or any successor provision) of Schedule 14A of Regulation 14A (or any amendment or successor provision thereto) promulgated under the Exchange Act, whether or not the

Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (1) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in an election of Directors without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such acquisition; (2) the Corporation is a party to any merger or consolidation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation’s common stock would be converted into cash, securities, or other property, other than a merger of the Corporation in which the holders of the Corporation’s common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (3) there is a sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Corporation, or liquidation or dissolution of the Corporation; (4) the Corporation is a party to a merger, consolidation, sale of assets, or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or (5) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new Director whose election or nomination for election by the stockholders was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

(ii)    “Covered Entity” means, with respect to any person, any corporation (other than the Corporation), partnership, joint venture, trust, or other enterprise (including, without limitation, any employee benefit plan) in respect of which such person is serving at the request of the Corporation as a director, officer, employee, fiduciary, or agent.

(iii)    “Disinterested Director” means a Director who is not and was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee or Potential Indemnitee.

(iv)    “Independent Counsel” means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (1) the Corporation or the Indemnitee in any matter material to either such party or (2) any other party to the Proceeding giving rise to a claim for indemnification under this Article 4. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under applicable standards of professional conduct then prevailing under the law of the state of Delaware, would have a conflict of interest in representing either the Corporation or the Indemnitee or Potential Indemnitees in an action to determine the Indemnitee’s or Potential Indemnitee’s rights under this Article 4.

4.6    Indemnification of Employees and Agents.
Notwithstanding any other provision of this Article 4, the Corporation, to the fullest extent permitted by applicable law as then in effect, may indemnify any person other than a Director or officer of the Corporation who is or was an employee or agent of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending, or completed Proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation or was or is serving, at the request of the Corporation, as a director, officer, employee, or agent of a Covered Entity, against all expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. The Corporation may also advance expenses incurred by such employee, fiduciary, or agent in connection with any such Proceeding, consistent with the provisions of applicable law as then in effect. If made or advanced, such indemnification shall be made and such reasonable expenses shall be advanced pursuant to procedures to be established from time to time by the Board or its designee(s).

4.7    Severability.
If any of this Article 4 shall be held to be invalid, illegal, or unenforceable for any reason whatsoever: (a) the validity, legality, and enforceability of the remaining provisions of this Article 4 (including, without limitation, all portions of any Section of this Article 4 containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article 4 (including, without limitation, all portions of any Section of this Article 4 containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

5.    CAPITAL STOCK.

5.1    Stock Certificates.

(a)    The shares of the Corporation shall be represented by certificates, which certificates shall be in such form as the Board shall prescribe and as provided in Section 5.1(d), provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Every holder of stock in the Corporation, upon written request to the transfer agent or registrar of the Corporation, shall be entitled to have a certificate certifying the number of shares owned by him or her in the Corporation and designating the class and series of stock to which such shares belong. Each such certificate shall be signed by, or in the name of, the Corporation by the Chief Executive Officer or the President or any Vice President, and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary. Within a reasonable time after the issue or transfer of shares without certificates, upon the request of any stockholder, the Corporation shall send the stockholder a written statement of the information required by the DGCL to be on physical share certificates of the Corporation.

(b)    If such certificate is countersigned by a transfer agent other than the Corporation or its employee, or by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles, and if permitted by applicable law, any other signature on the certificate may be a facsimile.

(c)    In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer at the date of issue.

(d)    Certificates of stock shall be issued in such form not inconsistent with the Certificate of Incorporation. They shall be numbered and registered in the order in which they are issued. No certificate shall be issued until fully paid.

(e)    All certificates surrendered to the Corporation shall be cancelled (other than treasury shares) with the date of cancellation and shall be retained by the Chief Financial Officer, together with the powers of attorney to transfer and the assignments of the shares represented by such certificates, for such period of time as such officer shall designate.

5.2    Record Ownership.
A record of the name of the person, firm, or corporation and address of each holder of shares, the number of shares held by such holder, and the date of issue thereof shall be made on the Corporation’s books (such record, the “Stock Ledger”). The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any person, whether or not it shall have express or other notice thereof, except as required by applicable law.

5.3    Transfer of Record Ownership.
Transfers of stock shall be recorded on the Stock Ledger, and in the case of certificated shares of stock, only by direction of the person named in the certificate or such person’s attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby and, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered owner or such person’s attorney, lawfully constituted in writing, and upon compliance with appropriate procedures for transferring shares in uncertificated form. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

5.4    Lost, Stolen, or Destroyed Certificates.
The Corporation may issue (a) new certificates representing shares of the stock of the Corporation or (b) uncertificated shares in place of any certificate alleged to have been lost, stolen, or destroyed in such manner and on such terms and conditions as the Board from time to time may authorize in accordance with applicable law.

5.5    Transfer Agent; Registrar; Rules Respecting Certificates.
The Corporation shall maintain one or more transfer offices or agencies where stock of the Corporation shall be transferable. The Corporation shall also maintain one or more registry offices where such stock shall be registered. The Board may make such rules and regulations as it may deem expedient concerning the issue, transfer, and registration of stock certificates in accordance with applicable law.

5.6    Fixing Record Date for Determination of Stockholders of Record.

(a)    The Board may fix, in advance, a date as the record date for the purpose of determining the stockholders entitled to notice of, or to vote at, any meeting of the stockholders or any adjournment thereof, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date shall not be more than 60 days nor less than ten (10) days before the date of a meeting of the stockholders. If no record date is fixed by the Board, the record date for determining the stockholders entitled to notice of or to vote at a stockholders’ meeting shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting as described above.

(b)    The Board may fix, in advance, a date as the record date for the purpose of determining the stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or in order to make a determination of the stockholders for the purpose of any other lawful action, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date shall not be more than 60 calendar days prior to such action. If no record date is fixed by the Board, the record date for determining the stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

6.    SECURITIES HELD BY THE CORPORATION.

6.1    Voting.
Unless the Board shall otherwise order, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Treasurer, or the Secretary shall have full power and authority, on behalf of the Corporation, to attend, act, and vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock and at such meeting to exercise any or all rights and powers incident to the ownership of such stock, and to execute on behalf of the Corporation a proxy or proxies empowering another or others to act as aforesaid. The Board from time to time may confer like powers upon any other person or persons.

6.2    General Authorization to Transfer Securities Held by the Corporation.

(a)    Any of the following officers, to wit: the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Treasurer, any Assistant Controller, any Assistant Treasurer, and each of them, hereby is authorized and empowered to transfer, convert, endorse, sell, assign, set over, and deliver any and all shares of stock, bonds, debentures, notes, subscription warrants, stock purchase warrants, evidences of indebtedness, or other securities now or hereafter standing in the name of or owned by the Corporation and to make, execute, and deliver any and all written instruments of assignment and transfer necessary or proper to effectuate the authority hereby conferred.

(b)    Whenever there shall be annexed to any instrument of assignment and transfer executed pursuant to and in accordance with Section 6.2(a), a certificate of the Secretary or any Assistant Secretary in office at the date of such certificate setting forth the provisions hereof and stating that they are in full force and effect and setting forth the names of persons who are then officers of the Corporation, all persons to whom such instrument and annexed certificate shall thereafter come shall be entitled, without further inquiry or investigation and regardless of the date of such certificate, to assume and to act in reliance upon the assumption that (i) the shares of stock or other securities named in such instrument were theretofore duly and properly transferred, endorsed, sold, assigned, set over, and delivered by the Corporation, and (ii) with respect to such securities, the authority of these provisions of these By-laws and of such officers is still in full force and effect.

7.    DEPOSITARIES AND SIGNATORIES.

7.1    Depositaries.
The Chief Executive Officer, the President, the Chief Financial Officer, and the Treasurer are each authorized to designate depositaries for the funds of the Corporation deposited in its name or that of a Division of the Corporation, or both, and the signatories with respect thereto in each case, and from time to time, to change such depositaries and signatories, with the same force and effect as if each such depositary and the signatories with respect thereto and changes therein had been specifically designated or authorized by the Board; and each depositary designated by the Board or by the Chief Executive Officer, the President, the Chief Financial Officer, or the Treasurer shall be entitled to rely upon the certificate of the Secretary or any Assistant Secretary of the Corporation or of a Division of the Corporation setting forth the fact of such designation and of the appointment of the officers of the Corporation or of the Division or of both or of other persons who are to be signatories with respect to the withdrawal of funds deposited with such depositary, or from time to time the fact of any change in any depositary or in the signatories with respect thereto.

7.2    Signatories.
Unless otherwise designated by the Board or by the Chief Executive Officer, the President, the Chief Financial Officer, or the Treasurer, all notes, drafts, checks, acceptances, orders for the payment of money, and all other negotiable instruments obligating the Corporation for the payment of money shall be (a) signed by the Treasurer or any Assistant Treasurer and (b) countersigned by the Controller or any Assistant Controller, or (c) either signed or countersigned by the Chief Executive Officer, the President, or any Vice President in lieu of either the officers designated in Clause (a) or the officers designated in Clause (b) of this Section 7.2.

8.    SEAL.
The seal of the Corporation shall be in such form and shall have such content as the Board shall from time to time determine. The seal of the Corporation may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

9.    FISCAL YEAR.
The fiscal year of the Corporation shall end on December 31 in each year or on such other date as the Board shall determine.

10.    TIMING OF, WAIVER OF AND DISPENSING WITH NOTICE.

(a)    Whenever the deadline for the giving of any notice in accordance with these By-laws shall fall on a Saturday, Sunday, or any other day that is not a business day in Hartford, Connecticut, such notice shall be deemed to have been timely given if delivered by the close of business on the following business day.

(b)    Whenever any notice of the time, place, or purpose of any meeting of the stockholders is required to be given by applicable law, the Certificate of Incorporation, or these By-laws, a written waiver of notice, signed by a stockholder entitled to notice of a stockholders’ meeting, given in a form of electronic transmission in the manner and to the extent permitted by the DGCL, whether signed before or after the time set for a given meeting, shall be deemed equivalent to notice of such meeting. Attendance of a stockholder in person or by proxy at a stockholders’ meeting shall constitute a waiver of notice to such stockholder of such meeting, except when the stockholder attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.

(c)    Whenever any notice of the time or place of any meeting of the Board or Committee of the Board is required to be given by applicable law, the Certificate of Incorporation, or these By-laws, a written waiver of notice signed by a Director, given in a form of electronic transmission in the manner and to the extent permitted by the DGCL, whether signed before or after the time set for a given meeting, shall be deemed equivalent to notice of such meeting. Attendance of a Director at a meeting in person (or by conference telephone or similar communications equipment) shall constitute a waiver of notice to such Director of such meeting.

(d)    No notice need be given to any person with whom communication is made unlawful by any law of the United States or any rule, regulation, proclamation, or executive order issued under any such law.

11.    AMENDMENT OF BY-LAWS.
These By-laws, or any of them, may from time to time be supplemented, amended, or repealed, or new By-laws may be adopted, by the Board at any regular or special meeting of the Board, if such supplement, amendment, repeal, or adoption is approved by a majority of the entire Board. These By-laws, or any of them, may from time to time be supplemented, amended, or repealed, or new By-laws may be adopted, by the stockholders at any regular or special meeting of the stockholders at which a quorum is present, if such supplement, amendment, repeal, or adoption is approved by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in an election of directors.

12.    OFFICES AND AGENT.

(a)    Registered Office and Agent. The registered office of the Corporation in the state of Delaware shall be 1209 Orange Street, Wilmington, Delaware 19801. The name of the registered agent is The Corporation Trust Company. Such registered agent has a business office identical with such registered office.

(b)    Other Offices. The Corporation may also have offices at other places, either within or outside the state of Delaware, as the Board may from time to time determine or as the business of the Corporation may require.

13.    FORUM FOR ADJUDICATION OF DISPUTES.

13.1    Forum.
Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for any stockholder (including any beneficial owner, within the meaning of Section 13(d) of the Exchange Act) to bring: (a) any derivative action or proceeding purportedly brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, or employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL or the Corporation’s Certificate of Incorporation or these By-laws (in each case, as they may be amended from time to time), or (d) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery in the state of Delaware (or, if the Court of Chancery lacks jurisdiction, the federal district court for the District of Delaware unless said court lacks subject matter jurisdiction in which case, the Superior Court of the state of Delaware).

13.2    Personal Jurisdiction.

If any action the subject matter of which is within the scope of Section 13.1 of these By-laws is filed in a court other than the Court of Chancery in the state of Delaware (or, if the Court of Chancery in the state of Delaware lacks jurisdiction, the federal district court for the District of Delaware unless said court lacks subject matter jurisdiction in which case, the Superior Court of the state of Delaware) (a “Foreign Action”) in the name of any stockholders (including any beneficial owner, within the meaning of Section 13(d) of the Exchange Act), such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts located within the state of Delaware in connection with any action brought in any such court to enforce Section 13.1 of these By-laws, and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

13.3    Enforceability.
Any person or entity purchasing or otherwise acquiring any interest in shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article 13. If any provision of this Article 13 shall be held to be invalid, illegal, or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality, and enforceability of such provision in any other circumstance and of the remaining provisions of this Article 13 (including, without limitation, each portion of any sentence of this Article 13 containing any such provision held to be invalid, illegal, or unenforceable that is not itself held to be invalid, illegal, or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

14.    EMERGENCY BY-LAWS.

14.1    Emergency By-laws.
This Article XIV shall be operative during any emergency resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of its Board or its Stockholders, or during any nuclear or atomic disaster or during the existence of any pandemic, catastrophe or other similar emergency condition, as a result of which a quorum of the Board thereof cannot be readily convened (an “Emergency”), notwithstanding any different or conflicting provision in the preceding Articles of these By-laws or in the Certificate of Incorporation of the Corporation. To the extent not inconsistent with the provisions of this Article, the By-laws provided in the preceding Articles and the provisions of the Certificate of Incorporation of the Corporation shall remain in effect during such Emergency, and upon termination of such Emergency, the provisions of this Article XIV shall cease to be operative.

14.2    Meetings.
During any Emergency, a meeting of the Board, or any committee thereof, may be called by the Chair or any other member of the Board or the Chief Executive Officer or any other officer reporting directly to the Chief Executive Officer (each, a “Designated Officer” and collectively, the “Designated Officers”), or the Secretary. Notice of the time and place of any meeting of the Board or any committee thereof during an Emergency shall be given by any available means of communication by the individual calling the meeting to such of the directors and/or Designated Officers who shall be deemed to be directors of the Corporation for purposes of obtaining a quorum during an Emergency if a quorum of directors cannot otherwise be obtained during such Emergency, in each case, as it may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgment of the individual calling the meeting, circumstances permit.

14.3    Quorum.
At any meeting of the Board, or any committee thereof, called in accordance with Section 14.2 of this Article XIV, the presence of one director shall constitute a quorum for the transaction of business. Vacancies on the Board, or any committee thereof, may be filled by a majority vote of the directors in attendance at the meeting. In the event that no directors are able to attend a meeting of the Board, then the Designated Officers in attendance shall serve as directors for the meeting, without any additional quorum requirement and with full powers to act as directors of the Corporation.

14.4    Amendments.
At any meeting called in accordance with Section 14.2 of this Article XIV, the Board or the committees thereof, as the case may be, may modify, amend or add to the provisions of this Article XIV so as to make any provision that may be practical or necessary for the circumstances of the Emergency.

14.5    Contingency Plan.
The Corporation may develop a contingency plan for the management of the Corporation in the event of an Emergency. The contingency plan may be reviewed or modified by the Board from time to time as provided in this Article XIV.

14.6    Liability.
No Officer, director or employee of the Corporation acting in accordance with the provisions of this Article XIV shall be liable except for willful misconduct.

14.7    Repeal or Change.
The provisions of this Article XIV shall be subject to repeal or change by further action of the Board or by action of the Stockholders, but no such repeal or change shall modify the provisions of Section 14.6 of this Article XIV with regard to action taken prior to the time of such repeal or change.